EXHIBIT 99.1

OXiGENE Announces Presentation and Webcast at the 27th Annual ROTH Conference on March 11th

SOUTH SAN FRANCISCO, Calif., Feb. 24, 2015 (GLOBE NEWSWIRE) -- OXiGENE, Inc. (Nasdaq:OXGN), a clinical-stage biopharmaceutical company developing novel cancer therapeutics, announced that Dai Chaplin, Ph.D., president and chief executive officer, will provide a corporate overview at the 27th Annual ROTH Conference on March 11, 2015. The presentation will take place at 8:30 a.m. PT at the Ritz Carlton Hotel in Laguna Niguel, CA.

To listen to a live or an archived version of the audio webcast, please log on to the Company's website, www.oxigene.com. Under the "Investors" tab, select the link to "Events & Presentations." A replay of the webcast will be available one hour after the conclusion of the live event.

About OXiGENE

OXiGENE is a clinical-stage biopharmaceutical company developing novel therapeutics to treat cancer. The company is focused on developing vascular disrupting agents (VDAs), which are compounds that selectively disrupt abnormal blood vessels associated with solid tumor survival and progression. The company's lead clinical product candidate, fosbretabulin, is in development as a potential treatment for solid tumors. OXi4503, its second product candidate, is in development for acute myeloid leukemia (AML). OXiGENE is dedicated to leveraging its intellectual property and therapeutic development expertise to bring life-extending and life-enhancing medicines to patients.

CONTACT: Investor and Media Contact:
         ir@oxigene.com
         650-635-7000